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                                                                   EXHIBIT 99.14

                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus and Proxy Statement and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated January 25, 1999, relating to the financial statements and financial highlights appearing in the November 30, 1998 Annual Report to Shareholders of Prudential Distressed Securities Fund, Inc. (the "Fund") which is incorporated by reference into the N-14 Registration Statement. We also consent to the use of such report and to the reference to us under the heading "Custodian and Transfer and Dividend Disbursing Agent and Independent Accountants" in the Statement of Additional Information of Post-Effective Amendment No. 5 to the registration statement on Form N-1A of the Fund (the "N-1A Registration Statement"), which is incorporated by reference in the N-14 Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus of such N-1A Registration Statement, which is incorporated by reference in the N-14 Registration Statement.

We also consent to the incorporation by reference in the Prospectus and Proxy Statement and Statement of Additional Information constituting parts of this N-14 Registration Statement of our report dated May 20, 1999, relating to the financial statements and financial highlights appearing in the March 31, 1999 Annual Report to Shareholders of Prudential High Yield Total Return Fund, Inc. (the "High Yield Fund") which is incorporated by reference in the N-14 Registration Statement. We also consent to the use of such report and the reference to us under the heading "Custodian and Transfer and Dividend Disbursing Agent and Independent Accountants" included in the Statement of Additional Information of Post-Effective Amendment No. 2 to the registration statement on Form N-1A of the High Yield Fund, which is incorporated by reference in the N-14 Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus of such N-1A Registration Statement, which is incorporated by reference in the N-14 Registration Statement.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
September 28, 1999